                                 COMMERCIAL CONTRACT
                             TO BUY AND SELL REAL ESTATE

                                                               February 23, 1996
    1. PARTIES AND PROPERTY. Ronald J. Helten ("Buyer") agrees to buy, and the undersigned seller ("Seller") agrees to sell, on the terms and conditions set forth in this contract, the following described real estate in the County of El Paso, Colorado to wit:

    Lot 2; Sub of Portion of Block 12; Second Filing in Security Addition #6.

    known as No. 568 Marquette, Colorado Springs, Colorado 80911, together with all interest of Seller in vacated streets and alleys adjacent thereto, all easements and other appurtenances thereto, all improvements thereon and all attached futures thereon, except as herein excluded (collectively, the "Property").

    2. INCLUSIONS/EXCLUSIONS. The purchase price includes the following items: (a) if attached to the Property on the date of this contract:
lighting, heating, plumbing, ventilating and air conditioning fixtures, TV antennas, water softeners, smoke/fire/burglar alarms, security devices, inside telephone wiring and connecting blocks/jacks, plants, mirrors, floor coverings, intercom systems, built-in kitchen appliances, sprinkler systems and controls;
(b) if on the Property whether attached or not on the date of this contract: storm windows, storm doors, window and porch shades, awnings, blinds, screens, curtain rods, drapery rods, all keys, and (c) any items used in the operation of the property.

    The above described included items ("Inclusions") are to be conveyed to Buyer by Seller by bill of sale at the closing, free and clear of all taxes, liens and encumbrances, except as provided in Section 12. The following attached fixtures are excluded from this sale: None.

    3. PURCHASE PRICE AND TERMS. The purchase price shall be $2,750,000, payable in U.S. dollars by Buyer as follows:

    (a) EARNEST MONEY. $25,000 in the form of cash or check, as earnest money deposit and part payment of the purchase price, payable to and held by Chicago Title Company of Denver, broker, in its trust account on behalf of both Seller and Buyer. Broker is authorized to deliver the earnest money deposit to the closing agent, if any, at or before closing.

    The balance of $2,725,000 (purchase price less earnest money) shall be paid as follows:

    (b) CASH AT CLOSING. $687,500, plus closing costs, to be paid by Buyer at closing in funds which comply with all applicable Colorado laws, which include cash, electronic transfer funds, certified check, savings and loan teller's check, and cashier's check (Good Funds). Subject to the provisions of
Section 4, if the existing loan balance at the time of closing shall be different from the loan balance in Section 3, the adjustment shall be made in Good Funds added to the cash at closing.

    (c) NEW LOAN. $2,062,500 by Buyer obtaining a new loan. This loan will be secured by a first deed of trust.

    The loan shall be amortized over a period of 25 years at approximately $16,607.81 per month including principal and interest not to exceed 8.75% per annum, plus, if required by Buyer's lender, a monthly deposit of 1/12 of the estimated annual real estate taxes, property insurance premium, and mortgage insurance premium. If the loan is an adjustable interest rate or graduated payment loan, the monthly payments and interest rate initially shall not exceed the figures set forth above.

    Buyer shall timely pay a loan origination fee not to exceed 1.0% of the loan amount and Buyer's loan costs.

    4.   [OMITTED].

    5.   [OMITTED].

    6. COST OF APPRAISAL. Cost of any appraisal to be obtained after the date of this contract shall be timely paid by Buyer.

    7. ASSIGNABLE. This contract shall be assignable by Buyer with Seller's written consent.

    8. EVIDENCE OF TITLE. Seller shall furnish to Buyer, at Seller's expense, either a current commitment for owner's title insurance policy in an amount equal to the purchase price or, at Seller's choice, an abstract of title certified to a current date, on or before (See Addendum "A") ("Title Deadline"). If a title insurance commitment is furnished, Buyer may require of Seller that copies of instruments (or abstracts of instruments) listed in the schedule of exceptions ("Exceptions") in the title insurance commitment also be furnished to Buyer at Seller's expense. This requirements shall pertain only to instruments shown of record in the office of the clerk and reorder of the designated county or counties. The title insurance commitment, together with any copies or abstracts of instruments furnished pursuant to this Section 8 constitute the title documents ("Title
Documents"). Buyer or Buyer's designee, must request Seller, in writing, to furnish copies or abstracts of instruments listed in the schedule of exceptions no later than (see Addendum "A") calendar days after Title Deadline. If Seller furnishes a title insurance commitment, Seller will pay the premium at closing and have the title insurance policy delivered to Buyer as soon as practicable after closing.

    9.   TITLE

    (a) TITLE REVIEW. Buyer shall have the right to inspect the Title Documents or abstract. Written notice by Buyer of unmerchantability of title or of any other unsatisfactory title condition shown by the Title Documents or abstract shall be signed by or on behalf of buyer and given to Seller on or before (see Addendum "A") calendar days after Title Deadline, or within five (5) calendar days after receipt by Buyer of any Title Document(s) or endorsement(s) adding new Exception(s) to the title commitment together with a copy of the Title Document adding new Exception(s) to title. If Seller does not receive Buyer's notice by the date(s) specified above, Buyer accepts the condition of title as disclosed by the Title Documents as satisfactory.

    (b) MATTERS NOT SHOWN BY THE PUBLIC RECORDS. Seller shall deliver to Buyer, on or before the Title Deadline set forth in Section 8, true copies of all lease(s) and survey(s) in Seller's possession pertaining to the Property and shall disclose to Buyer all easements, liens or other title matters not shown by the public records of which Seller has actual knowledge. Buyer shall have the right to inspect the Property to determine if any third party(s) has any right in the Property not shown by the public records (such as an unrecorded easement, unrecorded lease, or boundary line discrepancy). Written notice of any unsatisfactory condition(s) disclosed by Seller or revealed by such inspection shall be signed by or on behalf of buyer and given to Seller on or before (see Addendum "A"). If Seller does not receive Buyer's notice by said date, Buyer accepts title subject to such rights, if any, of third parties of which Buyer has actual knowledge.

    (c) SPECIAL TAXING DISTRICTS. SPECIAL TAXING DISTRICTS MAY BE SUBJECT TO GENERAL OBLIGATION INDEBTEDNESS THAT IS PAID BY REVENUES PRODUCED FROM ANNUAL TAX LEVIES ON THE TAXABLE PROPERTY WITHIN SUCH DISTRICTS. PROPERTY OWNERS IN SUCH DISTRICTS MAY BE PLACED AT RISK FOR INCREASED MILL LEVIES AND EXCESSIVE TAX BURDENS TO SUPPORT THE SERVICING OF SUCH DEBT WHERE CIRCUMSTANCES ARISE RESULTING IN THE INABILITY OF SUCH A DISTRICT TO DISCHARGE SUCH INDEBTEDNESS WITHOUT SUCH AN INCREASE IN MILL LEVIES. BUYER SHOULD INVESTIGATE THE DEBT FINANCING REQUIREMENTS OF THE AUTHORIZED GENERAL OBLIGATION INDEBTEDNESS OF SUCH DISTRICTS, EXISTING MILL LEVIES OF SUCH DISTRICT SERVICING SUCH INDEBTEDNESS AND THE POTENTIAL FOR AN INCREASE IN SUCH MILL LEVIES.

    In the event the Property is located within a special taxing district and Buyer desires to terminate this contract as a result, if written notice is given to Seller on or before the date set forth in Addendum "A," this contract shall then terminate. If Seller does not receive Buyer's notice by the date specified above, Buyer accepts the effect of the Property's inclusion in such special taxing district(s) and waiver the right to so terminate.

    (d) RIGHT TO CARE. If Seller receives notice of unmerchantability of title or any other unsatisfactory title condition(s) as provided in subsection (a) or (b) above, Seller shall use reasonable effort to correct said unsatisfactory title condition(s) prior to the date of closing. If Seller fails to correct said unsatisfactory title condition(s) on or before the date of closing, this contract shall then terminate; provided, however, Buyer may, by written notice receive by Seller, on or before closing, waive objection to said unsatisfactory title condition(s).

    10.  INSPECTION.  See Addendum A attached hereto and made a part hereof.

    11. DATE OF CLOSING. The date of closing shall be within 15 days of loan commitment, or by mutual agreement at an earlier date. The hour and place of closing shall be as designated by mutual agreement of Buyer and Seller.

    12. TRANSFER OF TITLE. Subject to tender or payment at closing as required herein and compliance by Buyer with the other terms and provisions hereof, Seller shall execute and deliver a good and sufficient general warranty deed to Buyer, on closing, conveying the Property free and clear of all taxes except the general taxes for the year of closing. Title shall be conveyed free and clear of all liens for special improvements installed as of the date of Buyer's signature hereon, whether assessed or not; except (i) distribution utility easements (including cable TV), (ii) those matters reflected by the Title Documents accepted by Buyer in accordance with subsection 9(a),
(iii) those rights, if any, leases or tenants in the Property not shown by the public records in accordance with subsection 9(b), (iv) inclusion of the Property within any special taxing district, and (v) subject to building and zoning regulations.

    13. PAYMENT OF ENCUMBRANCES. Any encumbrance required to be paid shall be paid at or before closing from the proceeds of this transaction or from any other source.

    14. CLOSING COSTS, DOCUMENTS AND SERVICES. Buyer and Seller shall pay, in Good Funds, their respective closing costs and all other items required to be paid at closing, except at otherwise provided herein. Buyer and Seller shall sign and complete all customary or required documents at or before closing.
Fees for real estate closing services shall not exceed $300 and shall be paid at closing by Buyer and Seller equally. The local transfer tax, if any, of the purchase price shall be paid at closing by

Seller. Any sales and use tax that may accrue because of this transaction shall be paid when due by Seller.

    15. PRORATIONS. General taxes for the year of closing, based on the uses for the calendar year immediately proceeding closing, rents, water and sewer charges, owner's association dues, and increase on continuing loan(s), if any, and other similar items as customary shall be prorated to date of closing.

    16. POSSESSION. Possession of the Property shall be delivered to Buyer as follows: Date of closing, subject to the following lease(s) or tenancy(s):
Those in existence at closing.

    17. CONDITION OF AND DAMAGE TO PROPERTY. Except as otherwise provided in this contract, the Property and Inclusions shall be delivered in the condition existing as of the date of this contract, ordinary wear and tear excepted. In the event the Property shall be damaged by fire or other casualty prior to time of closing, in an amount of not more than ten percent of the total purchase price, Seller shall be obligated to repair the same before the date of closing. In the event such damage is not repaired within said time or if the damages exceed such sum, this contract may be terminated at the option of Buyer. Should Buyer elect to carry out this contract despite such damage, Buyer shall be entitled to credit for all the insurance proceeds resulting from such damage to the Property and Inclusions, not exceeding, however, the total purchase price. Should any Inclusion(s) or service(s) fail or be damaged between the date of this contract and the date of closing or the date of possession, whichever shall be earlier, then Seller shall be liable for the repair or replacement of such Inclusion(s) or service(s) with a unit of similar size, age and quality, or an equivalent credit, less any insurance proceeds received by Buyer covering such repair or replacement.

    18. TIME OF ESSENCE/REMEDIES. Time is of the essence hereof. If any note or check received as earnest money hereunder or any other payment due hereunder is not paid, honored or tendered when due, or if any other obligation hereunder is not performed or waived as herein provided, there shall be the following remedies:

    (a) LIQUIDATED DAMAGES. All payments and things of value received hereunder shall be forfeited by Buyer and retained on behalf of Seller and both parties shall thereafter be released from all obligations hereunder. It is agreed that such payments and things of value are LIQUIDATED DAMAGES and (except as provided in subsection (c)) are SELLER'S SOLE AND ONLY REMEDY for Buyer's failure to perform the obligations of this contract. Seller expressly waives the remedies of specific performance and additional damages.

    (b) IF SELLER IS IN DEFAULT. Buyer may elect to treat this contract as canceled, in which case all payments and things of value received hereunder shall be returned and Buyer may recover such damages as may be proper, or Buyer may elect to treat this contract as being in full force and effect and Buyer shall have the right to specific performance or damages, or both.


    (c) COSTS AND EXPENSES. Anything to the contrary herein notwithstanding in the event of any arbitration or litigation arising out of this contract, the arbitrator or court shall award to the prevailing party all reasonable costs and expenses, including attorney fees.

    19. EARNEST MONEY DISPUTE. Notwithstanding any termination of this contract, Buyer and Seller agree that, in the event of any controversy regarding the earnest money and things of value held by broker or closing agent, unless mutual written instructions are received by the holder of the earnest money and things of value, broker or closing agent shall not be required to taken any action but may await any proceeding, or at broker's or closing agent's option and sole discretion, may interplead all parties and deposit any monies or things of value into a court of competent jurisdiction and shall recover court costs and reasonable attorney fees.

    20. ALTERNATIVE DISPUTE RESOLUTION MEDIATION. If a dispute arises between the parties relating to this contract, the parties agree to submit the dispute to mediation. The parties will jointly appoint an acceptable mediator and will share equally in the cost of such mediator. If mediation proves unsuccessful, the parties may then proceed with such other means of dispute resolution as they so choose.

    21. RECOMMENDATION OF LEGAL COUNSEL. By signing this document, Buyer and Seller acknowledge that the Selling Company or the Listing Company has advised that this document has important legal consequences and has recommended the examination of title and consultation with legal and tax or other counsel before signing this contract.

    22. TERMINATION. In the event this contract is terminated, all payments and things of value received hereunder shall be returned and the parties shall be relieved of all obligations hereunder, subject to Section 19.

    23. SELLING COMPANY BROKER RELATIONSHIP. The selling broker, Marcus & Millichap Incorporated of Denver, and its salespersons have been engaged as Dual Agents. Selling Company has previously disclosed in writing to the Buyer that different relationships are available which include buyer agency, seller agency, subagency, or transaction-broker.

    24. NOTICE TO BUYER. Any notice to Buyer shall be effective when received by Buyer.

    25. NOTICE TO SELLER. Any notice to Seller shall be effective when received by Seller or Listing Company.

    26. MODIFICATION OF THIS CONTRACT. No subsequent modifications of any of the terms of this contract shall be valid, binding upon the parties, or enforceable unless made in writing and signed by the parties.

    27. ENTIRE AGREEMENT. This contract constitutes the entire contract between the parties relating to the subject hereof, and any prior agreements pertaining thereto, whether oral or written, have been merged and integrated into this contract.

    28. NOTICE OF ACCEPTANCE COUNTERPARTS. This proposal shall expire unless accepted in writing, by Buyer and Seller, as evidenced by their signatures below, and the offering party receives notice of such acceptance on or before March 25, 1996 ("Acceptance Deadline"). If accepted this document shall become a contract between Seller and Buyer. A copy of this document may be executed by each party, separately, and when each party has executed a copy thereof, such copies taken together shall be deemed to be a full and complete contract between the parties.
                                     RONALD J. HELTEN


                                        /S/RONALD J. HELTEN
                                     ------------------------------------
                                     Buyer: Ronald J. Helten

                                     Date: February 23, 1996

                                     Address: 5470 W. Princeton Dr.
                                              Denver, CO  80325

                                     TERRY L. SWITZER


                                        /S/TERRY L. SWITZER
                                     ------------------------------------
                                     Seller: Terry L. Switzer

                                     Date: February 23, 1996

                                     Address: Delta Financial Services
                                              P.O. Box 58665
                                              Renton, WA  98058

    The undersigned Broker(s) acknowledges receipt of the earnest money deposit specified in Section 3, and Selling Company confirms its Broker Relationship as set forth in Section 24.

Selling Company:             Marcus & Millichap Incorporated of Denver
                             650 South Cherry Street, Suite 115
                             Denver, CO  80222

Date:  February 23, 1996     By: /S/KEVIN P. HIGGINS
                              -------------------------------------------
                             Signature:  Kevin P. Higgins

Listing Company:             Marcus & Millichap Incorporated of Denver
                             650 South Cherry Street, Suite 115
                             Denver, CO  80222

Date:  February 23, 1996     By: /S/JAMES A. LORENZEN
                              -------------------------------------------
                             Signature:  James A. Lorenzen

                                     ADDENDUM "A"
    This document is an Addendum to the Commercial Contract to Buy and Sell
Real Estate dated February 23, 1996, by and between Delta Financial Services, as Seller, and Ronald J. Helten, as Purchaser, relating to that certain real property located at 568 Marquette, Colorado Springs, Colorado 80911.


    The following terms and conditions are added to and fully incorporated into the above referenced Commercial Contract to Buy and Sell Real Estate, to wit:

    1. CONTINGENCIES. Purchaser shall have thirty (30) days after Purchaser's receipt of items B through I listed below to review and approve the following:

    (a) Physical inspection of the property (interior and exterior), including all improvements thereon.

    (b) All leases, rental agreements and service contracts relating to the property.

    (c) An operating statement of the property for the past thirty-six (36) months, if available.

    (d)  Preliminary Title Report relating to the property, with all exhibits.

    (e) Copies of all notes and deeds of trust, mortgages, or other encumbrances.

    (f)  Copies of any environmental and/or engineering studies.

    (g)  Copy of any survey.

    2. REMOVAL OF CONTINGENCIES. Purchaser shall remove contingencies in writing, delivered to Seller or Seller's agent by 5:00 P.M. on appropriate date, or the purchase contract shall be considered null and void and the initial deposit shall be returned to the Purchaser.

    3. SELLER WARRANTIES. Seller represents that to the best of Seller's knowledge all mechanical equipment and fixtures pertaining to the property shall be in good condition and in satisfactory working order at the time of closing of any sale contemplated by this agreement.

    4. BROKER DISCLAIMER. Seller and Purchaser expressly acknowledge that Marcus & Millichap has not made any investigation or determination other than expressly stated herein with respect to any of the following:

    (a) The validity of the present or any possible use of the property under any federal, state, or municipal law.

    (b) Any pending or possible future governmental action affecting the property.

    (c) The physical condition of the property, including but not limited to the soil condition of the property, the structural integrity of the improvements, and the presence or absence of fungi or wood-destroying organisms.

    (d) The accuracy or completeness of income and expense information and the projections, and the tests of leases, options, and other agreements affecting the property.

    (e) The possibility that leases, options, party wall agreements or similar documents exist which have not been provided or disclosed by Seller to Marcus & Millichap.

    (f) The actual dimensions of any leaseable space, building dimensions, common areas, or land area.


    5. RENT CONCESSIONS. Seller covenants that none of the leases to be assigned to the Purchaser at the time of closing contain any rent concessions, rent reductions or rent abatements, and that all leases will be current and not in default at the time of closing.

    6. TENANTS' SECURITY DEPOSITS. On the date of closing, the Seller shall notify the tenants who then occupy any portion of the property stating that the Seller's interest in the property will terminate by virtue of the sale of the property as of the date of closing and that all security deposits made by each of the tenants will be transferred to the Purchaser and giving the name and address of the said Purchaser.

    At the time of closing, Seller shall furnish evidence of the notices hereinabove referenced to be given and also shall render to the Purchaser a complete accounting of all security deposits. At the time of closing the Seller shall transfer to the Purchaser all security deposits.

    7. FINANCIAL DATA. Seller agrees to furnish and make available to Purchaser true and correct copies of all financial data and rent statements concerning the property and all leases affecting the property. Seller agrees to hold Broker harmless from any and all liability, damages, causes of action, and any other claims arising from or asserted in connection with any incorrect or inaccurate information supplied by Seller or any information which Seller has failed to supply.

    8. TITLE. Seller represents and warrants to Purchaser that marketable fee simple title to the property is fully vested in Seller, that Seller is duly authorized and empowered (either in Seller's individual capacity or on behalf of others) to execute this Commercial Contract to Buy and Sell Real Estate, and that execution hereof will not result in any breach of, or constitute a default under, any contract or other agreement to which Seller is a party.

    9. ARBITRATION. If a controversy arises with respect to the subject matter of this agreement or the transaction contemplated herein (including but not limited to rights to any deposit paid pursuant to this agreement or the payment of commissions as provided for herein), Purchaser, Seller, and Agent agree that such controversy shall be settled by final, binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction hereof.

    10. USE OF COUNSEL. Marcus & Millichap advises and recommends that all parties to this contract retain legal counsel and tax counsel to advise them in connection with the contemplated sale of the property.

    11. SURVEY. Seller shall provide at Seller's expense a current land title boundary and improvement survey certified to Purchaser, with permanent corner pins in place, prepared from an on-the-ground inspection by a land surveyor registered in the State of Colorado, its property dimensions, and any and all improvements, fence locations, easements, rights-of-way, and adjacent roadways, on and/or to the property. The survey shall certify the accuracy of the legal description and the legal description set forth in the survey shall be identical to that contained in the title insurance commitment and trust deed to be delivered by Seller, said certified survey to be provided to Purchaser after waiver of contingencies. Said survey shall be delivered to Purchaser at least ten (10) days prior to date Buyer must remove Title contingencies.

    12.  ADDITIONAL PROVISIONS

    (a) All parties to this transaction agree that facsimile (fax machines) signatures shall be considered original signatures and bind the parties to the terms of this contract. All parties further agree to affix original signatures to the Buy/Sell Agreement, any Addendum(s) thereto, and any other necessary documentation prior to closing. All parties shall be provided with documents with original signatures.

    (b) Buyer reserves the option to modify the type, rate, points and fees, and/or amount of loan upon further consultation with Buyer's lender of choice. No such modification shall cause alteration in any way of the ability of buyer to qualify for the originally requested loan, funds due to the Seller, or the dates specified herein.

    (c) For the purpose of this agreement, N/A (n/a; NA; na) shall mean "not applicable."

    13. ENTIRE AGREEMENT. The Commercial Contract to Buy and Sell Real Estate (including this Addendum) expresses the entire agreement of Seller and Purchaser.

There are no other understandings, oral or written, which in any manner alter or enlarge its terms. This contract supersedes any and all agreements between the parties hereto regarding the property which are prior in time to this contract. Seller and Purchaser agree to execute such additional documents as may be reasonable and necessary to carry out the provisions of this contract.

    ACCEPTANCE. Seller and Purchaser agree that the terms and conditions set forth in this Addendum are added to and fully incorporated in the heretofore referenced Commercial Contract to Buy and Sell Real Estate between Seller and Purchaser.

SELLER:                           ADDRESS:

Delta Financial Services

                                  258 SW 43rd Street, Suite A
                                  Renton, Washington  98055
By:  TERRY L. SWITZER             Phone:(206) 251-9192
    ------------------
     Terry L. Switzer             Fax:(206) 251-9394
Date:February 23, 1996
     -----------------

PURCHASER:                        ADDRESS:
Ronald J. Helton                  5470 W. Princeton Dr.
                                  Denver, Colorado  80325
By:  RONALD J. HELTEN         Phone:
    ------------------              ------------
     Ronald J. Helten             Fax:
                                      ----------
Date:   February 23, 1996
        -----------------

BROKER:                           ADDRESS:
Marcus & Millichap Incorporated   650 South Cherry Street
of Denver                         Suite 115
                                  Denver, Colorado  80222
By:KEVIN P. HIGGINS               Phone:  (303) 320-1300
   ----------------
   Kevin P. Higgins
Date:February 23, 1996
     -----------------
By:JAMES LORENZEN
   --------------
   James Lorenzen
Date:February 23, 1996
     -----------------
IF THERE IS ANY CONFLICTING LANGUAGE BETWEEN THIS ADDENDUM "A" AND THE PREPRINTED PORTION OF THE PURCHASE CONTRACT, THEN THIS ADDENDUM "A" SHALL SUPERSEDE THE LANGUAGE IN THE PREPRINTED COMMERCIAL CONTRACT TO BUY AND SELL REAL ESTATE.

                                                                   Attachment A








                                   COUNTER PROPOSAL

                                                                  March 26, 1996

    Proposed contract to buy and sell the following described real estate in the County of El Paso, Colorado, to wit:

    Lot 2; Sub of portion of Block 12; Second Filing to Security Addition #6 known as No. 568 Marquette, Colorado Springs, Colorado 80911,
             -----------------------------------------------
             Street Address       City          State   Zip
dated      February 23, 1996, between        Delta Financial Services, Seller,
      ----------------    --          -------------------------------
and          Ronald J. Helten, Buyer.
    -------------------------

    The undersigned accepts the proposed contract, subject to the following amendments:

    Buyer shall have the right to assign the contract to an entity which Buyer controls.

    $40,000 earnest money in the form of a promissory note will be converted to cash upon removal of contingencies.

    Paragraph 4(b) is amended to May 31, 1996.

    Paragraph 9(b) is amended to April 30, 1996.

    Paragraph 55 is amended to August 1, 1996.

    All other terms and conditions shall remain the same. This counterproposal shall expire unless accepted in writing, by Buyer and Seller, as evidenced by their signatures below, and the offering party to this document receives notice
of such acceptance on or before      APRIL 2     , 1996.  If accepted, the
proposed contract, as amended, shall become a contract between Seller and Buyer.
                                       DELTA FINANCIAL SERVICES

                                       ------------------------------
                                       Seller:   Terry Switzer
                                                       , 28, 1996
                                       ------------------------------
                                       Date of Seller's Signature

                                       Buyer:  Ronald J. Helten

                                       Date of Buyer's Signature
                                       Buyer Address: 5470 W. PRINCETON DRIVE
                                                      -----------------------
                                                      DENVER, CO  80325
                                                      -----------------

                                                                   Attachment B






                                   PROMISSORY NOTE

U.S.$40,000                                                     Denver, Colorado
                                                                March 26, 1996

    1. FOR VALUE RECEIVED, the undersigned (Borrower) promise(s) to pay Marcus & Millichap, or order ("Note Holder"), the principal sum of Forty Thousand U.S. Dollars ($40,000). Principal shall be payable at Marcus & Millichap of Denver, 650 South Cherry, #115, Denver, CO 80222, or such other place as the Note Holder may designate, in one payment of Forty Thousand U.S. Dollars ($40,000), due upon removal of contingencies and conversion to cash as stated in Paragraph 1 Contingencies, A-G.

    2. Borrower shall pay to the Note Holder a late charge of 15% of any payment not received by the Note Holder within 30 days after the payment is due.

    3. Payments received for application to this Note shall be applied first to the payment of late charges, if any, and the balance applied in reduction of the principal amount hereof.

    4. If any payment required by this Note is not paid when due, or if any default under any Deed of Trust securing this Note occurs, the entire principal amount outstanding and accrued interest thereon shall at once become due and payable at the option of the Note Holder (Acceleration); and the indebtedness shall bear interest at the rate of 15% per annum from the date of default. The Note Holder shall be entitled to collect all reasonable costs and expense of collection and/or suit, including but not limited to reasonable attorneys' fees.

    5. Borrower may prepay the principal amount outstanding under this Note, in whole or in part, at any time without penalty.

    Any partial prepayment shall be applied against the principal amount outstanding and shall not postpone the due date of any subsequent payments or change the amount of such payments.

                                                                   Attachment C






                          AGREEMENT TO AMEND/EXTEND CONTRACT

                                                                 October 1, 1996

    RE Contract dated February 23, 1996 between Ronald J. Helten ("Buyer") and Delta Financial Services ("Seller"), relating to the sale and purchase of the following described real estate in the County of El Paso, Colorado.

    Lot 2; Sub of Portion of Block 12; Second Filing in Security Addition #6. known as No.568 Marquette, Colorado Springs, Colorado 80911
            -----------------------------------------------
(Property).   Street Address     City         State    Zip

    Buyer and Seller hereby agree to amend the aforesaid contract as follows:

    1. Date for closing and delivery of deed shall be five (5) working days from receipt of either Phase One Environmental Report disclosing no problems with the property or a Phase Two Environmental Report disclosing no problems with the property, or October 20, 1996, whichever is later.

    2.   Additional amendments:

         a) All contingencies are hereby removed except for environmental issues.

         b) Upon receipt of Phase One Environmental Report disclosing no problems with the property, the $40,000 earnest money will become nonrefundable, closing as per above.

         c) If a Phase Two Environmental Report is required by lender, Buyer will pay for it. Upon receipt of Phase Two Environmental Report disclosing no problems with the property, the $40,000 earnest money becomes nonrefundable, closing as per above.

All other terms and conditions of said contract shall remain the same.

                       DELTA FINANCIAL SERVICES


                       -------------------------------------
                       Seller:   Terry Switzer

                       October 1, 1996
                       -------------------------------------
                       Date of Seller's Signature

                       -------------------------------------
                       Buyer:  Ronald J. Helten

                       October 1, 1996
                       -------------------------------------
                       Date of Buyer's Signature


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